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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4
(File No. 333-43523) of our report dated March 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Elgin National Industries, Inc. We also consent to the references to our firm under the captions "Independent Auditors" and "Selected Historical and Pro Forma Consolidated Financial Data".

                                       Coopers & Lybrand LLP


Chicago, Illinois
March 17, 1998